Exhibit 99.1

FOR IMMEDIATE RELEASE

POOL CORPORATION PROVIDES BUSINESS UPDATE
AND REPORTS FIRST QUARTER RESULTS

Highlights

•Record net sales for Q1 2020 resulting in both overall and base business sales growth of 13%
•Q1 2020 diluted EPS of $0.75 compared to $0.80 last year, or excluding tax benefits and non-cash impairments, $0.71 this year compared to $0.59 last year
•POOLCORP sells essential products and has been continuously open in most markets with no major supply chain disruptions anticipated
•Strong liquidity with a 1.49 leverage ratio and $552.4 million available under our revolving credit facility
•Updates 2020 earnings guidance to $5.30 - $5.90 per diluted share or $5.45 - $6.05, excluding non-cash impairments, from $6.47 - $6.77 per diluted share previously
______________________

COVINGTON, LA. (April 23, 2020) – “As we move from the end of the tumultuous first quarter and into the second, it is an appropriate time to provide an update on how our business has progressed since the start of the year and how we are responding to the challenges brought on by the COVID-19 pandemic,” said Peter D. Arvan, Pool Corporation President and CEO. (NASDAQ/GSM:POOL)
“Entering 2020, POOLCORP was well positioned financially to deal with the impacts of the COVID-19 pandemic to our business. Our balance sheet was strong with adequate access to capital. Our leverage ratio, as measured on a trailing twelve-month debt to EBITDA basis, was 1.61 at December 31, 2019, and has improved to 1.49 at March 31, 2020. We also updated and expanded our credit facilities in the fourth quarter of 2019, including adding a 7-year, $185.0 million term facility. At March 31, 2020, we had $552.4 million available for borrowing under our revolving credit facility, which matures in September 2022. We believe this provides us with substantial flexibility and liquidity to deal with uncertain future economic conditions and to take advantage of opportunities during and after a recovery.”
“At POOLCORP, the majority of our North American operations are and have been continuously open for business as we are designated ‘essential’ in almost all of our markets. In Europe, our operations closed for a short period in France, Spain and Italy, in order to comply with local authorities’ orders. Very early on, we organized an internal task force to collaboratively guide our efforts to ensure business continuity and employee and customer well-being. We are working hard to care for our employees, so they are safe as they serve our customers. We have provided our employees with enhanced personal protective equipment (PPE), augmented our employee benefits and altered our standard operating procedures to minimize contact while serving our customers. For customers, we are helping them navigate this unprecedented period by providing them with numerous options to interact and transact with us remotely in a safe and efficient manner, including through our Pool360 and Horizon 24/7 platforms and our BlueStreak mobile kiosks. But, most of all, we are proud of our people as they continue to show extraordinary dedication and creativity in working through new challenges and uncertainties in order to serve our customers. Thanks to them, we believe POOLCORP is weathering the COVID-19 pandemic well.”
“As evidenced by our first quarter results, we started the year with robust growth as underlying demand for our products has been strong. Beginning in the middle of March when stay-at-home orders were being issued, sales growth began to level off. Our products and services are used to maintain and protect outdoor commercial, residential and municipal environments, including chemically-balanced, virus and bacteria-free swimming pool water and in the prevention of runoff, flood, fire and other natural disasters, and are ‘essential’ to the health and safety of the general public. As a result, our supply chain remains relatively intact, and with some exceptions, our customers are continuing to meet end-user needs.”

“Stay-at-home orders of varying degrees are now in place in almost all jurisdictions in which we operate, resulting in year-over-year sales declines for the month of April to date of five to ten percent as these orders impact our business unevenly throughout our network. It is unclear how long these conditions will last and what the continuing social and economic impact will be on our business after these restrictions are lifted. We have taken steps to preserve capital and reduce costs where warranted, while retaining options for further business adjustments as conditions evolve and we gain more clarity. We are working closely with our suppliers to maintain the flow of essential products to provide customers with the materials they need to serve their communities. Given the seasonality of our business, our warehouses were already stocked with inventory in preparation for the upcoming peak season prior to the implementation of most stay-at-home orders. As a result, the limited vendor supply interruptions experienced to date have had a minimal impact on our business, although that could change depending on the duration and severity of social distancing conditions.”
“During the first quarter of 2020, we benefited from earlier pool openings, as mild weather combined with school closures have driven greater early-season residential pool usage. The majority of our business is driven by recurring revenue streams from the installed base of pools. Based on customer feedback and results at locations that have had minimal business disruption, underlying demand for most discretionary products, including those serving the renovation and construction markets, remains strong. As a result, we believe we can still deliver solid business results in 2020. At the same time, the impact of extended stay-at-home and social distancing orders, as well as unfavorable economic conditions resulting from the pandemic, could have a more severe adverse impact on our business including an easing of demand for products dependent on discretionary spending. Given this uncertainty, we are updating our annual earnings guidance to encompass a wide range of outcomes and expect 2020 diluted EPS of $5.30 to $5.90, including the impact of first quarter tax benefits of $0.19 and the $0.15 impact of non-cash impairments recorded in the first quarter of 2020,” commented Arvan. “Excluding the impact of non-cash impairments, we expect 2020 adjusted diluted EPS of $5.45 to $6.05. Our previous 2020 earnings guidance range disclosed earlier in the year was $6.47 to $6.77 per diluted share, including an estimated $0.06 tax benefit.” See the reconciliation of GAAP to non-GAAP measures in the addendum of this release.

In the first quarter of 2020, net sales increased 13% to a record $677.3 million compared to $597.5 million in the first quarter of 2019. Base business sales also grew 13%. During the quarter, sales benefited from strong demand for discretionary products as evidenced by higher sales growth in construction materials and products used in the remodel and replacement of in-ground pools. In addition, sales were favorably impacted by a pull forward of lower margin customer early-buy purchases from the second quarter into the first and by an additional selling day in the first quarter of 2020 compared to the first quarter of 2019.
Gross profit increased 9% to a record $189.6 million in the first quarter of 2020 from $174.6 million in the same period of 2019. Base business gross profit improved 8% over the first quarter of 2019. Gross margin decreased 120 basis points to 28.0% in the first quarter of 2020 compared to 29.2% in the first quarter of 2019. Gross margin in the first quarter of 2019 reflected benefits from strategic inventory purchases ahead of vendor price increases resulting in a comparative decline in the first quarter of 2020 in addition to the impact of the customer early-buys mentioned above.
Selling and administrative expenses (operating expenses) and base business operating expenses increased 13% in the first quarter of 2020 compared to the first quarter of 2019. In the first quarter of 2020, we recorded impairment charges of $6.9 million, which included $2.5 million from a long-term note, as collectability was impacted by the COVID-19 pandemic, and non-cash goodwill and intangibles impairment charges of $4.4 million, equal to the total goodwill and intangibles carrying amount of our Australian reporting units. Excluding impairment charges, operating expenses and base business operating expenses were up 8%, reflecting increases in growth-driven variable labor and freight expenses as well as greater facility-related costs.
Operating income in the first quarter of 2020 decreased 7% to $35.6 million compared to the same period in 2019. Adjusted operating income, excluding non-cash impairments, was $42.5 million in the first quarter of 2020 compared to operating income of $38.4 million in the first quarter of 2019, an 11% increase. Operating margin was 5.3% in the first quarter of 2020, or 6.3% excluding impairment charges, compared to 6.4% in the first quarter of 2019.
We recorded an $8.0 million, or $0.19 per diluted share, tax benefit from Accounting Standards Update (ASU) 2016-09, Improvements to Employee Share-Based Payment Accounting, in the quarter ended March 31, 2020, compared to a tax benefit of $8.8 million, or $0.21 per diluted share, realized in the same period of 2019.

Net income decreased 5% to $30.9 million in the first quarter of 2020 compared to $32.6 million in the first quarter of 2019. Adjusted net income in the first quarter of 2020, excluding the tax-effected impact of non-cash impairments of $6.3 million, or $0.15 per diluted share, increased 14% to $37.2 million. Earnings per share decreased 6% to $0.75 per diluted share in the first quarter of 2020 compared to $0.80 in the same period of 2019. Excluding non-cash impairments, net of tax, in the first quarter of 2020 and tax benefits in both periods, earnings per diluted share increased 20% to $0.71 in the first quarter of 2020 compared to $0.59 in the first quarter of 2019. See the reconciliation of GAAP to non-GAAP measures in the addendum of this release. In the first quarter of 2020, we repurchased 362,000 shares for $66.6 million, which included 344,000 shares purchased in the open market for $62.8 million.
On the balance sheet at March 31, 2020, total net receivables, including pledged receivables, increased 10%, driven by our March sales growth. Inventory levels grew 5% compared to March 31, 2019. Total debt outstanding was $586.1 million at March 31, 2020, a $112.9 million decrease from total debt at March 31, 2019.
Cash provided by operations was $19.7 million in the first three months of 2020 compared to $28.8 million in the first three months of 2019. Adjusted EBITDA (as defined in the addendum to this release) was $53.4 million and $48.6 million for the three months ended March 31, 2020, and March 31, 2019, respectively. Interest expense decreased compared to last year primarily due to lower average debt levels and lower average interest rates.
“During this period of economic uncertainty, our management team will continue to explore opportunities to further enhance operational efficiencies available to us due to our size and scale. We will continue our efforts to expand our market share across all of our business units and pursue margin enhancement opportunities. We believe our strong balance sheet and financial liquidity will allow us to continue making strategic investments in our business. Similar to the 2008 business downturn, we believe our industry leading position, our strong financial condition and our experienced management team positions us to best take advantage of a return to more normal business conditions in the future,” commented Arvan.

POOLCORP is the world’s largest wholesale distributor of swimming pool and related backyard products. POOLCORP operates 378 sales centers in North America, Europe and Australia, through which it distributes more than 200,000 national brand and private label products to roughly 120,000 wholesale customers. For more information, please visit www.poolcorp.com.
This news release includes “forward-looking” statements that involve risks and uncertainties that are generally identifiable through the use of words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “should” and similar expressions and include projections of earnings. The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date of this release, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. Actual results may differ materially due to a variety of factors, including impacts on our business from the COVID-19 pandemic, the sensitivity of our business to weather conditions, changes in the economy and the housing market, our ability to maintain favorable relationships with suppliers and manufacturers, competition from other leisure product alternatives and mass merchants, excess tax benefits or deficiencies recognized under ASU 2016-09 and other risks detailed in POOLCORP’s 2019 Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) as updated by POOLCORP’s subsequent filings with the SEC.

CONTACT:
Curtis J. Scheel
Director of Investor Relations
985.801.5341
curtis.scheel@poolcorp.com

POOL CORPORATION
Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2020	2019
Net sales	$677,288	$597,456
Cost of sales	487,659	422,825
Gross profit	189,629	174,631
Percent	28.0%	29.2%

Selling and administrative expenses	147,097	136,245
Impairment of goodwill and other assets	6,944	—
Operating income	35,588	38,386
Percent	5.3%	6.4%

Interest and other non-operating expenses, net	4,789	6,616
Income before income taxes and equity earnings	30,799	31,770
Income tax benefit	(25)	(802)
Equity earnings in unconsolidated investments, net	88	65
Net income	$30,912	$32,637

Earnings per share:
Basic	$0.77	$0.83
Diluted	$0.75	$0.80
Weighted average shares outstanding:
Basic	40,125	39,479
Diluted	40,955	40,696

Cash dividends declared per common share	$0.55	$0.45

POOL CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	March 31,	March 31,	Change
	2020	2019	$	%

Assets
Current assets:
Cash and cash equivalents	$17,808	$28,581	$(10,773)	(38)%
Receivables, net (1)	66,328	72,352	(6,024)	(8)
Receivables pledged under receivables facility	279,587	240,775	38,812	16
Product inventories, net (2)	858,190	815,742	42,448	5
Prepaid expenses and other current assets	16,465	16,116	349	2
Total current assets	1,238,378	1,173,566	64,812	6

Property and equipment, net	113,987	107,690	6,297	6
Goodwill	193,380	188,478	4,902	3
Other intangible assets, net	9,832	11,744	(1,912)	(16)
Equity interest investments	1,260	1,200	60	5
Operating lease assets	174,653	177,293	(2,640)	(1)
Other assets	16,291	18,379	(2,088)	(11)
Total assets	$1,747,781	$1,678,350	$69,431	4%

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$517,620	$472,487	$45,133	10%
Accrued expenses and other current liabilities	62,614	47,658	14,956	31
Short-term borrowings and current portion of long-term debt	16,353	21,734	(5,381)	(25)
Current operating lease liabilities	55,703	55,744	(41)	—
Total current liabilities	652,290	597,623	54,667	9

Deferred income taxes	30,464	29,368	1,096	4
Long-term debt, net	569,697	677,243	(107,546)	(16)
Other long-term liabilities	26,470	26,469	1	—
Non-current operating lease liabilities	120,462	122,770	(2,308)	(2)
Total liabilities	1,399,383	1,453,473	(54,090)	(4)
Total stockholders’ equity	348,398	224,877	123,521	55
Total liabilities and stockholders’ equity	$1,747,781	$1,678,350	$69,431	4%

(1)The allowance for doubtful accounts was $6.9 million at March 31, 2020 and $5.6 million at March 31, 2019.
(2)The inventory reserve was $10.3 million at March 31, 2020 and $8.5 million at March 31, 2019.

POOL CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended
	March 31,
	2020	2019	Change
Operating activities
Net income	$30,912	$32,637	$(1,725)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	7,001	6,649	352
Amortization	336	375	(39)
Share-based compensation	3,654	3,259	395
Equity earnings in unconsolidated investments, net	(88)	(65)	(23)
Impairment of goodwill and other assets	6,944	—	6,944
Other	3,715	512	3,203
Changes in operating assets and liabilities, net of effects of acquisitions:
Receivables	(124,542)	(103,122)	(21,420)
Product inventories	(156,856)	(128,206)	(28,650)
Prepaid expenses and other assets	4,633	(1,427)	6,060
Accounts payable	256,874	230,030	26,844
Accrued expenses and other current liabilities	(12,855)	(11,838)	(1,017)
Net cash provided by operating activities	19,728	28,804	(9,076)

Investing activities
Acquisition of businesses, net of cash acquired	(13,642)	(9,370)	(4,272)
Purchases of property and equipment, net of sale proceeds	(8,340)	(6,739)	(1,601)
Net cash used in investing activities	(21,982)	(16,109)	(5,873)

Financing activities
Proceeds from revolving line of credit	248,700	206,190	42,510
Payments on revolving line of credit	(256,543)	(253,249)	(3,294)
Proceeds from asset-backed financing	97,400	80,100	17,300
Payments on asset-backed financing	(17,300)	(13,500)	(3,800)
Payments on term facility	(2,313)	—	(2,313)
Proceeds from short-term borrowings and current portion of long-term debt	6,479	13,713	(7,234)
Payments on short-term borrowings and current portion of long-term debt	(1,871)	(1,148)	(723)
Payments of deferred financing costs	(12)	—	(12)
Payments of deferred and contingent acquisition consideration	(281)	(311)	30
Proceeds from stock issued under share-based compensation plans	6,358	7,071	(713)
Payments of cash dividends	(22,147)	(17,819)	(4,328)
Purchases of treasury stock	(66,619)	(23,097)	(43,522)
Net cash used in financing activities	(8,149)	(2,050)	(6,099)
Effect of exchange rate changes on cash and cash equivalents	(372)	1,578	(1,950)
Change in cash and cash equivalents	(10,775)	12,223	(22,998)
Cash and cash equivalents at beginning of period	28,583	16,358	12,225
Cash and cash equivalents at end of period	$17,808	$28,581	$(10,773)

ADDENDUM

Base Business

The following table breaks out our consolidated results into the base business component and the excluded component (sales centers excluded from base business):

(Unaudited)	Base Business		Excluded		Total
(in thousands)	Three Months Ended		Three Months Ended		Three Months Ended
	March 31,		March 31,		March 31,
	2020	2019	2020	2019	2020	2019
Net sales	$667,804	$588,390	$9,484	$9,066	$677,288	$597,456

Gross profit	186,810	172,608	2,819	2,023	189,629	174,631
Gross margin	28.0%	29.3%	29.7%	22.3%	28.0%	29.2%

Operating expenses (1)	150,873	133,599	3,168	2,646	154,041	136,245
Expenses as a % of net sales	22.6%	22.7%	33.4%	29.2%	22.7%	22.8%

Operating income (loss) (1)	35,937	39,009	(349)	(623)	35,588	38,386
Operating margin	5.4%	6.6%	(3.7)%	(6.9)%	5.3%	6.4%
(1)Base business and total include $6.9 million of impairment from goodwill and other assets.

We have excluded the following acquisitions from base business for the periods identified:

Acquired	Acquisition Date	Net Sales Centers Acquired	Periods Excluded
Master Tile Network LLC (1)	February 2020	4	February - March 2020
W.W. Adcock, Inc. (1)	January 2019	4	January - March 2020 and January - March 2019
Turf & Garden, Inc. (1)	November 2018	4	January 2020 and January 2019
(1)We acquired certain distribution assets of each of these companies.

When calculating our base business results, we exclude sales centers that are acquired, closed or opened in new markets for a period of 15 months. We also exclude consolidated sales centers when we do not expect to maintain the majority of the existing business and existing sales centers that are consolidated with acquired sales centers.
We generally allocate corporate overhead expenses to excluded sales centers on the basis of their net sales as a percentage of total net sales. After 15 months of operations, we include acquired, consolidated and new market sales centers in the base business calculation including the comparative prior year period.
The table below summarizes the changes in our sales center count in the first three months of 2020.

December 31, 2019	373
Acquired locations	4
New locations	2
Consolidated locations	(1)
March 31, 2020	378

Adjusted EBITDA

We define Adjusted EBITDA as net income or net loss plus interest and other non-operating expenses, income taxes, depreciation, amortization, share-based compensation, goodwill and other non-cash impairments and equity earnings or loss in unconsolidated investments.  Adjusted EBITDA is not a measure of cash flow or liquidity as determined by generally accepted accounting principles (GAAP). We have included Adjusted EBITDA as a supplemental disclosure because we believe that it is widely used by our investors, industry analysts and others as a useful supplemental liquidity measure in conjunction with cash flows provided by or used in operating activities to help investors understand our ability to provide cash flows to fund growth, service debt, repurchase shares and pay dividends as well as compare our cash flow generating capacity from year to year.

We believe Adjusted EBITDA should be considered in addition to, not as a substitute for, operating income or loss, net income or loss, cash flows provided by or used in operating, investing and financing activities or other income statement or cash flow statement line items reported in accordance with GAAP. Other companies may calculate Adjusted EBITDA differently than we do, which may limit its usefulness as a comparative measure.

The table below presents a reconciliation of Adjusted EBITDA to net cash provided by operating activities. Please see page 6 for our Condensed Consolidated Statements of Cash Flows.

(Unaudited)	Three Months Ended
(in thousands)	March 31,
	2020	2019
Adjusted EBITDA	$53,419	$48,561
Add:
Interest and other non-operating expenses, net of interest income	(4,685)	(6,508)
Income tax benefit	25	802
Other	3,715	512
Change in operating assets and liabilities	(32,746)	(14,563)
Net cash provided by operating activities	$19,728	$28,804

The table below presents a reconciliation of net income to Adjusted EBITDA.

(Unaudited)	Three Months Ended
(in thousands)	March 31,
	2020	2019
Net income	$30,912	$32,637
Add:
Interest and other non-operating expenses (1)	4,789	6,616
Income tax benefit	(25)	(802)
Share-based compensation	3,654	3,259
Equity earnings in unconsolidated investments	(88)	(65)
Impairment of goodwill and other assets	6,944	—
Depreciation	7,001	6,649
Amortization (2)	232	267
Adjusted EBITDA	$53,419	$48,561
(1)Shown net of interest income and net of losses on foreign currency transactions and includes amortization of deferred financing costs as discussed below.
(2)Excludes amortization of deferred financing costs of $104 and $108 for the three months ended March 31, 2020 and March 31, 2019, respectively. This non-cash expense is included in Interest and other non-operating expenses, net on the Consolidated Statements of Income.

2020 Diluted EPS Guidance

We have included adjusted projected 2020 diluted EPS, a non-GAAP financial measure, in this press release as a supplemental disclosure in order to demonstrate the impact of our first quarter 2020 non-cash impairment charge on our projected 2020 diluted EPS and provide investors and others with additional information about our potential future operating performance. We believe adjusted projected 2020 diluted EPS should be considered in addition to, and not as a substitute for, our projected 2020 diluted EPS presented in accordance with GAAP, and in the context of our other forward-looking and cautionary statements in this press release.

The table below presents a reconciliation of projected 2020 diluted EPS to adjusted projected 2020 diluted EPS.

(Unaudited)	2020 Guidance Range
	Floor	Ceiling
Diluted EPS (1)	$5.30	$5.90
After-tax non-cash impairment charges	0.15	0.15
Adjusted Diluted EPS (1)	$5.45	$6.05
(1)Includes first quarter 2020 ASU 2016-09 tax benefit of $0.19 per diluted share and does not include potential additional tax benefits.

Adjusted Income Statement Information
We have included adjusted operating income, adjusted net income and adjusted diluted EPS, which are non-GAAP financial measures, in this press release as supplemental disclosures because we believe these measures are useful to investors and others in assessing our year-over-year operating performance. We believe these measures should be considered in addition to, not as a substitute for, operating income, net income, and diluted EPS presented in accordance with GAAP, respectively, and in the context of our other disclosures in this press release. Other companies may calculate these non-GAAP financial measures differently than we do, which may limit their usefulness as comparative measures.

The table below presents a reconciliation of operating income to adjusted operating income.

(Unaudited)	Three Months Ended
(in thousands)	March 31,
2020
Operating income	$35,588
Impairment of goodwill and other assets	6,944
Adjusted operating income	$42,532

The table below presents a reconciliation of net income to adjusted net income.

(Unaudited)	Three Months Ended
(in thousands)	March 31,
2020
Net income	$30,912
Impairment of goodwill and other assets	6,944
Tax impact on impairment of long-term note (1)	(654)
Adjusted net income	$37,202
(1)Our effective tax rate at March 31, 2020 was (0.1)%. Excluding impairment from goodwill and intangibles of $4.4 million and the $8.0 million tax benefit from ASU 2016-19, our effective tax rate was 25.4%, which was used to calculate the tax impact related to the $2.5 million impairment from our long-term note.

The table below presents a reconciliation of diluted EPS to adjusted diluted EPS.

(Unaudited)	Three Months Ended
	March 31,
	2020	2019
Diluted EPS	$0.75	$0.80
After-tax non-cash impairment charges	0.15	—
Adjusted diluted EPS excluding after-tax non-cash impairment charges	0.90	0.80
Tax benefit	(0.19)	(0.21)
Adjusted diluted EPS excluding after-tax non-cash impairment charges and tax benefit	$0.71	$0.59